SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of Claims ("Agreement") is entered into by and between Gary Sims, his heirs , dependents, beneficiaries, executors, administrators, representatives, successors and assigns (collectively referred to throughout this Agreement as "Employee"), and RLH Corporation (the "Company"), which agree as follows:

ONE: Separation of Employment

Employee's employment with the Company will separate effective October 15, 2020 (the "Separation Date") as a result of the elimination of the Chief Operating Officer position, after which date Employee will not be entitled to any further compensation or benefits except for the Severance Benefits described in Paragraph TWO below. Employee agrees that Employee has been paid all remuneration owed to him, as a result of his employment with the Company including but not limited to all accrued salary, wages, vacation pay, bonus pay, equity, expenses, separation benefits, commissions, or any other compensation, with the sole exception of Employee's final month's paycheck through the Separation Date, subject to applicable withholdings and deductions.

Employee will be eligible to receive the Severance Benefits set forth in Paragraph TWO of this Agreement if, before December 14, 2020, Employee signs the Agreement, does not revoke the acceptance of the Agreement, this Agreement is enforceable against Employee, and Employee complies with all of the promises in the Agreement that pertain to Employee.

TWO: Severance Benefits

In consideration of Employee's execution and non-revocation of this Agreement and in accordance with Employee's May 25, 2018 Offer Letter and Amendment dated October 8, 2019 (jointly, the "Employment Agreement'') , the Company will provide Employee with the following severance benefits (the "Severance Benefits"):

(a)The Company will pay Employee , One Hundred Seventy-Five Thousand dollars and 00/100 ($175,000) which represents six months of base salary, less applicable withholdings and deductions, in a lump sum amount on November 14, 2020 or the Company's regularly scheduled payroll date closest to November 14, 2020 (provided Employee has signed this Agreement prior thereto).

(b)Health Insurance. In accordance with federal law (COBRA), Employee may elect continuing medical, dental and vision benefits under the Company's current health insurance policies for 18 months following the Separation Date ("COBRA benefits''); COBRA continuation coverage is at the covered individual's expense. Employee will receive detailed information regarding his COBRA entitlements separate from this Agreement, as those entitlements are as provided by law and are in no way dependent on this Agreement. Employee will also have the opportunity to review healthcare options in the marketplace.

Employee will not be entitled to any of the Severance Benefits under this Agreement until the later of (i) the Company's receipt of this Agreement bearing Employee's original signature; and (ii) the expiration of the revocation period set forth in Paragraph SEVEN herein, without Employee revoking his acceptance of this Agreement.

The Severance Benefits described in this Paragraph TWO are the only severance benefits payable to Employee pursuant to the Employment Agreement, and Employee acknowledges he is entitled to no other benefits or payments from the Company.

THREE: General Release

Employee knowingly and voluntarily releases and forever discharges the Company, all of its current and former parents, affiliates, subsidiaries, divisions, predecessors, insurers, successors and assigns, and all of their current and former employees, attorneys, officers, directors, shareholders and agents thereof, both individually and in their business capacities , and their employee benefit plans and programs and their administrators and fiduciaries (all collectively referred to throughout the remainder of this Agreement as "Releasees"), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the date of execution of this Agreement and General Release, including, but not limited to:

(a)Any and all claims for wrongful discharge, constructive discharge, or wrongful demotion;

(b)Any and all claims relating to any contracts of employment, oral or written, express or implied , including but not limited to Employment Agreement, or breach of the covenant of good faith and fair dealing, oral or written, express or implied;

(c)Any and all tort claims of any nature, including but not limited to any claims for negligence, defamation, misrepresentation, fraud, or negligent or intentional infliction of emotional distress;

(d)Any and all claims for discrimination, harassment, whistle blowing or retaliation;

(e)Any and all claims for alleged violation of Title VIl of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Federal Rehabilitation Act of 1973, the Federal Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Labor Management Relations Act, the Equal Pay Act, the Fair Credit Reporting Act, the Immigration Reform and Control Act, the Uniform Services Employment and Reemployment Rights Act, the Conscientious Employee Protection Act and any and all claims for violation of any other federal, state or local law, rule, regulation or ordinances, public policy or common law;

(f)Any and all claims for unpaid or disputed wages, bonuses, profit sharing units, commissions, or other compensation;

(g)Any and all claims for attorneys' fees or costs;

a.Provided however nothing herein is intended to release Employee's rights under the Company's 40l(k) plan as prescribed by law; and

b.Further, nothing herein shall release Employee's rights of indemnification for acts committed in the ordinary course of business and within the scope of his employment, including any such rights under any insurance policy.

Employee understands this Release includes all claims related in any manner to Employee's employment and/or the cessation of that employment. Employee further understands that Employee is hereby releasing any known or unknown claim for alleged right to discovery of information or documents of Releasees. Employee is granting this Release even though Employee understands that Employee may not, as of this date, know all of the claims Employee may have or believe to have against the Releases. This release is intended to be as broad as the law allows and includes, without limitation, any claims pursuant to statute or otherwise for attorney fees and costs.

FOUR: Acknowledgments of Employee

Employee acknowledges that Employee has not suffered any on-the-job injury or illness for which Employee has not already filed a claim.

Employee acknowledges and represents that as of the date of the execution of this Agreement, Employee has not brought and is not a party to any claim against the Company and has not assigned any claim against the Company to any third party. Employee further agrees not to affirmatively seek to file any claims against the Company and that if any such claim is prosecuted in Employee's name before any court or administrative agency, Employee waives and agrees not to take any award of money or other damages from such action.

Employee acknowledges that the benefits specified in Paragraph TWO above represent sufficient consideration for Employee's release of claims and the other covenants contained in this Agreement that pertain to Employee. Employee further acknowledges that in the absence of this Agreement, Employee would not be entitled to, among other things, the payments specified in Paragraph TWO above. Employee further acknowledges that in the event Employee does not execute this Agreement, or fails to execute and deliver this Agreement to Company within the 60 day period following his Separation Date, Employee will not be entitled to, among other things, the severance benefits specified in Paragraph TWO above.

The Company has granted Employee any leave to which Employee was entitled from the Company under the Family and Medical Leave Act or related state or local leave or disability accommodation laws.

Employee has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company's policies, Employee's agreement(s) with the Company and/or any applicable common law.

Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company, its officers or any other Releasee described in this Agreement, including any allegations of corporate fraud. Both the Company and Employee acknowledge that this Agreement does not limit either party's right, where applicable, to file or to participate in an investigative proceeding of any federal, state, or local governmental agency. To the extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.

Employee expressly acknowledges that the payments and benefits provided for in this Agreement exceed, supersede and extinguish any amount, if any, to which Employee may be entitled under any verbal or written offer letter or employment agreement, any employment or personnel policies, procedures, handbooks, plans or practices utilized by the Company, or any other legal obligation which the Company ever had or may have to Employee (except those obligations set forth herein). Employee also acknowledges that any monetary or other benefits which, prior to the execution of this Agreement, Employee may have earned or accrued or to which Employee may have been entitled, have been paid, or such payments or benefits have been released, waived or settled by Employee pursuant to this Agreement.

FIVE: Non-Admission of Liability

The Company has entered into this Agreement with Employee to effect a mutually acceptable separation of his employment with the Company. This Agreement and the payments and benefits provided hereunder are not intended to be, shall not be construed as, and are not an admission, concession by the Company or any other Releasees, or evidence of any wrongdoing or illegal or actionable acts or omissions, and the Company expressly denies that it engaged in any wrongdoing or illegal or actionable acts or omissions.

SIX: Period for Review

Employee understands that he has been given a period of twenty-one (21) calendar days to review and consider this Agreement. Employee further understands that he may take as much or as little of this 21-day period of time to consider this Agreement as he wishes, before signing this Agreement.

SEVEN: Revocation Period

EMPLOYEE MAY REVOKE HIS ACCEPTANCE OF THIS AGREEMENT WITHIN THE SEVEN (7) DAY PERIOD AFTER HE HAS SIGNED IT IF HE SO DESIRES. ANY REVOCATION MUST BE IN WRITING AND SUBMITTED TO JOHN RUSSELL, CEO, 1550 MARKET STREET, SUITE 425, DENVER CO, 80200. THE REVOCATION MUST BE EITHER: (A) PERSONALLY DELIVERED TO JOHN RUSSELL WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THE AGREEMENT; (B) MAILED TO JOHN RUSSELL AT THE ADDRESS SPECIFIED ABOVE BY FIRST CLASS UNITED STATES MAIL AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THE AGREEMENT; OR (C) DELIVERED TO JOHN RUSSELL AT THE ADDRESS SPECIFIED ABOVE THROUGH A REPUTABLE OVERNIGHT DELIVERY SERVICE WITH DOCUME1''TED EVIDENCE TBAT IT WAS SENT WITHIN SEVEN (7) CALENDAR DAYS

AFTER EMPLOYEE SIGNED THE AGREEMENT. THIS AGREEMENT WILL BECOME EFFECTIVE AND BINDING ON THE PARTIES ON THE EIGHTH (8) DAY AFTER IT IS SIGNED, PROVIDED THAT EMPLOYEE HAS NOT REVOKED HIS ACCEPTANCE OF IT DURING THE REVOCATION PERIOD.

EIGHT: Advised to Consult with Attorney

Employee is hereby advised to consult with an attorney of his own choosing before signing this Agreement. Employee understands that whether to do so is his decision.

NINE: Binding Agreement

This Agreement shall be binding upon and inure to the benefit of the parties, as well as their heirs, administrators, representatives, agents, executors, successors, and assigns.

TEN: Arbitration

Except as stated in Paragraph EIGHTEEN, any controversy, dispute or claim arising out of or related to this Agreement or its enforceability shall be finally settled by final and binding arbitration conducted by a single arbitrator selected by the parties in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association.

If Employee breaches any provision of this Agreement pertaining to Employee, the arbitrator will be empowered: (a) to specifically enforce any term or terms of this Agreement; (b) to award the Company monetary damages resulting from such breach; and/or (c) to terminate the Company's obligations to provide future monetary payments and benefits to Employee under this Agreement.

ELEVEN: Confidentiality

Employee represents and agrees that he will not disclose any non-public terms of this Agreement, the facts leading up to this Agreement, any allegations of wrongdoing or the terms of the negotiations leading up to this Agreement, to any persons, except (a) to members of Employee's immediate family, Employee's attorneys, accountants, tax advisors or financial advisors, provided that: (i) Employee informs each such person of this confidentiality obligation, (ii) each such person agrees to be bound to its terms, and (iii) Employee shall be responsible for any violation of the terms of this Paragraph by any of those persons; and (b) to the extent required by a subpoena or court order or otherwise required by law.

TWELVE: Confidential Information

Employee acknowledges that he received and had access to Confidential Information (as defined below) of the Company and/or its affiliates throughout his employment and up to the Separation Date, and that such Confidential Information is a special, valuable and unique asset belonging to the Company. Without limiting Employee's continuing obligations under any existing confidentiality agreement, and in recognition of Employee's legal obligations and the consideration set forth in this Agreement, Employee agrees not to disclose to any third person or to use for the direct or indirect benefit of any person or entity other than the Company or its affiliates any Confidential Information without the Company's express written consent, unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of Employee's breach of this Paragraph).

"Confidential Information" includes, but is not limited to, privileged information exchanged with the Company's legal counsel , trade secrets, customer lists and details of contracts with or requirements of customers, the identity of any owner of a managed hotel, information relating to any current, past or prospective management agreement or joint venture, information pertaining to business methods, sales plans, design plans and strategies, management organization, computer systems or software, operating policies or manuals, personnel records or information, information relating to current, past or contemplated employee benefits or compensation data or strategies, business, financial, development or marketing plans, or manpower strategies or plans, privileged information exchanged with the Company's legal counsel, financial records or other financial, commercial, business or technical information relating to the Company or its affiliates provided, however, that "Confidential Information" shall not include any information that demonstrably (a) is or becomes available to the public other than as a consequence of a breach of Employee of any fiduciary duty or obligation of confidentiality, (b) Employee received from a source not bound, to his knowledge, by obligations of confidentiality, or (c) was already in Employee's possession on a non confidential basis prior to the commencement of his employment by the Company.

Employee hereby represents that as of the Separation Date: (i) Employee has returned to the Company, and has not retained any originals or any copies of all documents, records or materials of any kind, whether written or electronically created or stored, which contain, relate to or refer to any Confidential Information ("Confidential Materials"); and (ii) Employee has not disclosed any Confidential Information or Confidential Materials to any person or entity (other than the Company) without the express written authorization of an authorized officer of the Company. However, nothing in this Paragraph will prevent Employee from retaining any documents in Employee's possession or control concerning Employee's employee benefits and/or Employee's compensation.

Nothing in this Paragraph prohibits the Employee from disclosing Confidential Information or Confidential Materials to the extent required by a court or governmental agency or by applicable law or under compulsion of legal process, provided, however, that if Employee receives a subpoena or any other written or oral request for disclosure or release of any Confidential Information, Confidential Materials or any other information concerning the Company or any other Releasee described in this Agreement, including but not limited to this Agreement and any information concerning this Agreement, Employee shall (a) within two (2) business days of the service or receipt of such subpoena or other request notify the Company in writing directed to John Russell, CEO, 1550 Market Street, Suite 425, Denver, CO 80202 and provide the Company with a copy of any subpoena or other written request, or disclose the nature of the request for information, if oral, and (b) prior to making any such disclosure Employee will take all reasonable steps to afford the Company the opportunity to attempt to obtain a court order to assure the confidential treatment of the Confidential Information, Confidential Materials or other information concerning the Company or any other Releasee described in this Agreement or to prohibit or limit such disclosure.

THIRTEEN: Non-Solicitation; Non-Competition

Employee acknowledges that he is bound by the non-competition and non-solicitation provisions of the Employment Agreement, which are incorporated herein by reference and remain in full force and effect.

FOURTEEN: Return of Company Property

Employee represents that as of the Separation Date, he has returned to the Company all Company property in his possession, custody or control, including, without limitation, computers, laptops, printers, scanners and accessories, disks, keys, cell phones, smart technology, credit cards, access cards, Company records, documents and files and all copies and recordings thereof, whether written or electronically created or stored.

FIFTEEN: Noninterference

During the six month period following the Separation Date, solely with respect to matters of which Employee is aware on or before the Separation Date, Employee shall not take or omit to take any action or actions that are intended to or actually cause or encourage any person or prospective entity with which the Company intends to enter into a business relationship or acquire (or any agent or affiliate thereof) to fail to enter into the contemplated business relationship, or to complete the contemplated acquisition. Without limiting the generality of the foregoing, Employee agrees not to pursue on his own behalf or on behalf of any other person or entity, or otherwise to interfere with the Company's pursuit of, any transaction, merger or acquisition pending or contemplated by the Company, of which Employee was aware on or before the Separation Date. Furthermore , Employee agrees that during the six month period following the Separation Date, Employee shall not, on his own behalf or on behalf of any other person or entity, solicit or attempt to solicit, any current clients or customers of the Company which would be competitive to the business of the Company.

SIXTEEN: Future Cooperation

Employee will comply with all reasonable requests from any Releasee for assistance or information in connection with any matters relating to the duties and responsibilities of Employee's employment with the Company, including without limitation, consulting with any of the employees in connection with the transition of on-going matters, consulting with attorneys of any Releasee and/ appearing as a witness in connection with any dispute, controversy, action or proceeding of any kind, and making himself available to attorneys of Releasees in advance of witness appearances for purposes of preparation upon the request of the Company and with reasonable advance notification without the need for the Company to issue a subpoena. This duty to cooperate includes but is not limited to responding to the Company's requests for information relating to Hatherley v. Red Lion Hotels Corporation Cause No. 1:20-cv-01282-NYW.

SEVENTEEN: Public Announcement and Non-Disparagement

Employee shall not make any statements, whether oral or written, to the press or other media outlets regarding the Company or its affiliates or the Employee's employment or separation of employment with the Company, without express written consent and approval of the Company, except that this Paragraph shall not apply to any statements required to be made by reason of law, regulation, or any judicial or other similar proceeding or order, and provided further that nothing in this paragraph shall restrict Employee's new employer from issuing a press release that states Employee was formerly employed at Company.

Employee expressly agrees that he will not make any disparaging, malicious, and/or false comments, whether oral or written, about the Releasees in any way, now or in the future. Employee understands that any proven breach of this paragraph is a material breach of this Agreement.

EIGHTEEN: Injunctive Relief

Employee acknowledges and agrees that Paragraphs ELEVEN, TWELVE, THIRTEEN, FIFTEEN and SIXTEEN hereof relate to special, unique and extraordinary matters and that a violation of any of the terms of such Paragraphs will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Employee agrees that the Company shall be entitled to an injunction , restraining order or such other equitable relief (without the requirement to post bond) in a court of law restraining Employee from committing any violation of the covenants and obligations contained in Paragraphs ELEVEN, TWELVE, THIRTEEN, FIFTEEN and SIXTEEN. These remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.

Employee further agrees to submit to personal jurisdiction of the federal and state courts of the State of Colorado in regard to this Paragraph EIGHTEEN, if the Company seeks to enjoin Employee from any actions or activities which are alleged to be violative of Paragraph ELEVEN, TWELVE, THIRTEEN , FIFTEEN and/or SIXTEEN of this Agreement.

NINETEEN: Waiver and Amendment

No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that right or any other right. A waiver or consent given by the Company on one occasion shall be effective only in that instance and shall not be construed as a waiver or bar of any right on any other occasion. This Agreement may not be modified, altered, or changed in any manner, except by an instrument in writing signed by duly authorized representatives of the parties that specifically refers to this Agreement.

TWENTY: Choice of Law

This Agreement shall be governed by the laws of the State of Colorado without giving effect to the conflict of law principles thereof and except that the interpretation and enforceability of the arbitration clause herein shall be governed by the Federal Arbitration Act.

TWENTY-ONE: Severability

If any portion of this Agreement is declared unlawful or unenforceable, the remaining parts will remain enforceable. In the event that Paragraph THREE is held invalid or unenforceable, in whole or in part, this Agreement shall be voidable in the sole discretion of the Company.

TWENTY-TWO: Entire Agreement

This Agreement is the entire Agreement between Employee and the Company regarding the subjects addressed in this document, and this Agreement supersedes and cancels any other agreements, arrangements, obligations or understandings between the Company and the Employee pertaining to the subjects addressed herein, provided however, that the terms of any (i) confidentiality, non-disclosure, non solicitation, non-competition, intellectual property or similar agreement between Employee and the Company; (ii) arbitration agreement between Employee and the Company; and (iii) applicable stock option or restricted stock agreement or plan pertaining to Employee, shall survive this Agreement.

EMPLOYEE ACKNOWLEDGES THAT:

•EMPLOYEE HAS READ THIS AGREEMENT;

•EMPLOYEE FULLY UNDERSTANDS THE TERMS OF THIS AGREEMENT:

•EMPLOYEE HAS TAKEN SUFFICIENT TIME TO CONSIDER THIS AGREEMENT;

•EMPLOYEE IS VOLUNTARILY ENTERING INTO TI-HS AGREEMENT;

•EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF HIS OWN CHOOSING REGARDING HIS CONSIDERATION OF, AND ENTERING INTO, THIS AGREEMENT;

•THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AS OF THE DATE EMPLOYEE SIGNS THIS AGREEMENT AND A RESTRICTION ON RELEASE OF CONFIDENTIAL INFORMATION AND CONFIDENTIAL MATERIALS;

•NO PROMISES OR AGREEMENTS OF ANY KIND HAVE BEEN MADE TO OR WITH EMPLOYEE, OTHER THAN THOSE SET FORTH IN THIS AGREEMENT, TO CAUSE EMPLOYEE TO SIGN THIS AGREEMENT.

AGREED AND ACCEPTED BY GARY SIMS

_/s/ Gary Sims_________________________________________________________
Gary Sims

Dated: 10/14/2020______________________________________________________

RLH Corporation

By: /s/ John J. Russell, Jr.

Dated: 10/14/2020______________________________________________________